Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 15, 2012 with respect to the audited consolidated financial statements of AccelPath, Inc. for the year ended June 30, 2012.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

November 20, 2012